Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "MAKE A DIFFERENCE VENTURES II LIMITED PARTNERSHIP", FILED IN THIS OFFICE ON THE FIFTH DAY OF FEBRUARY, A.D. 2021, AT 8:34 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5013210 8100
SR# 20210358376

Authentication: 202480782
Date: 02-10-21

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

- **The Undersigned,** desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
- **First:** The name of the limited partnership is Make a Difference Ventures II Limited Partnership.
- **Second:** The address of its registered office in the State of Delaware is 251 Little Falls Drive in the city of Wilmington. Zip code 19808. The name of the Registered Agent at such address is Corporation Service Company.
- **Third:** The name and mailing address of each general partner is as follows:

Make a Difference Ventures, GP, LLC 414 Church Street, Suite 308 Sandpoint, ID 83864

- **In Witness Whereof,** the undersigned has executed this Certificate of Limited Partnership as of 5 day of February, A.D. 2021.

By: [signature]

Make a Difference Ventures, GP,LLC
General Partner

Name: George Wentz
(type or print name)

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:34 PM 02/05/2021
FILED 08:34 PM 02/05/2021
SR 20210358376 - File Number 5013210